HARTMAN XX LIMITED PARTNERSHIP
AO LTIP UNIT AWARD AGREEMENT

This AO LTIP Award Agreement (this “Agreement”), dated as of ________, 2023 (the “Grant Date”), is made by and between Hartman XX Limited Partnership, a Texas limited partnership (the “Partnership”) and _________ (the “Participant”).

WHEREAS, Silver Star Properties REIT, Inc., a Maryland corporation (the “Company”) and the Partnership maintain the Silver Star Properties REIT and Hartman XX Limited Partnership, L.P. 2023 Incentive Award Plan (as amended from time to time, the “Plan”), which is administered by the executive committee of the board of directors of the Company (“EC”); and

WHEREAS, it has been determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue the Award (as defined below) to the Participant as an inducement to remain in the service of the Company and the Partnership and, the Company and the Participant desire to reflect that the Award in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.    Issuance of Award. Pursuant to the Plan the Partnership hereby (a) issues to the Participant an award (the “Award”) of the units in the Partnership described herein (“AO LTIP Units”) and (b) if not already a Partner, admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Agreement of Limited Partnership of the Partnership (as amended from time to time, the “Partnership Agreement”). AO LTIP Units shall be in the form of ____________ Performance Units as defined in the Partnership Agreement with the terms and conditions described herein. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant shall be the owner of the AO LTIP Units for all purposes subject to potential forfeiture as provided herein.

2.    Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. If the Participant is a party to any employment, consulting or similar service agreement (including without limitation a separation, severance or similar agreement if any) between the Participant on the one hand and the Company, Partnership or one of their affiliates on the other hand (a “Service Agreement”) immediately prior to the termination of the Participant’s employment with the Company, Partnership or one of their affiliates and (i) “Cause” or a substantially equivalent term is defined therein, then “Cause” shall have the meaning set forth in such Service Agreement for such term (or its substantial equivalent), (ii) “Disability” or a substantially equivalent term is defined therein, then “Disability” shall have the meaning set forth in such Service Agreement for such term (or its substantial equivalent), and (iii) “Good Reason” or a substantially equivalent term is defined therein then “Good Reason” shall have the meaning set forth in such Service Agreement as applicable to termination defined therein, and ”a termination by the Participant with Good Reason” shall be substituted for item (iv) under the definition of Qualifying Termination set forth below. If no such Service Agreement exists, then the definitions below shall apply to the Participant. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.

(a)    “Cause” “Cause” shall mean: with respect to the Participant, the Participant’s: (i) conviction of, or plea of guilty or nolo contender to, a felony pertaining or otherwise relating to his or her services or employment with the Company, the Partnership or an affiliate of either; or (ii) willful misconduct that is materially economically injurious to the Company or any of its affiliates, in each case as reasonably determined by the Company and Partnership.

(b)    “Disability” means a disability that qualifies or, had the Participant been a participant, would qualify the Participant to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time. If no such plan exists the Disability shall mean the Participant, by reason of physical or mental incapacity, is unable, with or without reasonable accommodation, to substantially perform his or her duties and responsibilities for the Company and the Partnership.

(c)    “Qualifying Termination” means a Termination of Service by reason of (i) the Participant’s death, (ii) a termination by the Company or the Partnership due to the Participant’s Disability, (iii) a termination by the Company or the Partnership other than for Cause, (iv) a termination by the Participant following any demotion, significant reduction in responsibilities, or reduction in annual salary (other than a reduction that is part of an overall plan to reduce expenses) for such Participant, or (v) termination by the Participant after three years from the Grant Date.

(d)    “Restrictions” means the exposure to forfeiture set forth in Section 5.

(e)    “Service Provider” means the applicable member of the Board.

3.    AO LTIP Units Subject to the Plan and Partnership Agreement. The Award is subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer. Notwithstanding any provision in the Partnership Agreement the AO LTIP Units shall not be transferable for three years after the Grant Date and then shall be subject to any provisions in the Plan and Partnership Agreement.

4.    Vesting. The AO LTIP Units shall vest one (1) year from the Grant Date subject to Section 5 below. In the event that the Participant incurs a Qualifying Termination under Section 2.(c)(iii) above, the AO LTIP Units will vest in full and become nonforfeitable upon such Qualifying Termination.

5.    Distributions and Allocations of Profits and Losses.

(a)    The Participant shall receive distributions and allocations of Profits and Losses with respect to the AO LTIP Units to the extent provided for in the Partnership Agreement as if such AO LTIP Units were Partnership Common Units, as modified hereby.

(b)    For purposes of this Agreement, the “Distribution Participation Date” with respect to AO LTIP Units granted hereunder means the date that AO LTIP Units have vested in accordance with Section 4. Accordingly, from the Effective Date until the Distribution Participation Date, the holder of the AO LTIP Units issued hereunder shall only be entitled to a percentage of distributions and allocations under the Partnership Agreement equal to ten percent (10%) (“AO LTIP Unit Initial Sharing Percentage”) of regular periodic distributions (“Interim Distributions”) and allocations available to such AO LTIP Unit. Upon vesting, the Participant shall be entitled to receive an amount equal to (i) the distributions payable from the Effective Date until the Distribution Participation Date with respect to a number of Partnership Common Units that is identical to the actual number of AO LTIP Units that became vested on such Distribution Participation Date, less (ii) the amount of the Interim Distributions with respect to such vested AO LTIP Units (“Performance Distribution”). The Performance Distribution shall be paid to the Participant within 30 days after the Distribution Participation Date.

(c)    For the avoidance of doubt, (i) in addition to other allocations provided herein, upon vesting, the Participant shall receive an allocation of income (including items of gross income) in an amount equal to the Performance Distribution with respect to the AO LTIP Units that became vested on the applicable Distribution Participation Date, and (ii) commencing immediately after the Distribution Participation Date, the AO LTIP Units issued hereunder that have vested shall be entitled to receive the same distributions and allocations payable with respect to Partnership Common Units.

(d)    All distributions paid with respect to the AO LTIP Units issued hereunder, both before and after the Distribution Participation Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying AO LTIP Units have become vested pursuant to this Agreement.

(e)    Vested AO LTIP Units shall be entitled to receive the full distribution payable on Partnership Common Units outstanding as of the record date next following the date set forth in the preceding sentence, whether or not they will have been outstanding for the whole period. An amount equal to the Performance Distribution attributable to unvested AO LTIP Units shall be credited to a notional (unfunded) account for the benefit of the Participant on the books and records of the Partnership subject to vesting. Such Performance Distribution with respect to vested AO LTIP Units shall be paid as provided above. Any portion of the notional account that is not payable to the Participant shall be forfeited and revert to the Partnership free and clear of any claims by the Participant. To the extent that the Partnership makes distributions to holders of Partnership Common Units partially in cash and partially in additional Partnership Common Units or other securities, the Participant shall receive such distribution with respect to all AO LTIP Units such distribution in cash other securities, with the cash component subject to the distribution provisions herein, and the securities subject to the same vesting on the applicable AO LTIP Units.

6.    Effect of Termination of Service. In the event of the Participant’s Termination of Service for any reason other than a Qualifying Termination, any and all AO LTIP Units that have not vested as of the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such AO LTIP Units. In addition to the provisions herein, any provisions related to forfeiture or claw back in any Service Agreement shall apply. In connection with any forfeiture the Partnership may make allocations as reasonably determined under any applicable statute or regulation, including without limitation any proposed regulation.

7.    Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that (a) the Participant is holding the Award for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities, (b) the Participant is presently a Director or chief executive officer of the Company and is providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership, (c) the Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership, (d) the Participant understands that the AO LTIP Units have not been registered and except for the redemption rights is an illiquid security, (e) none of the Partnership’s securities is presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities, and (f) the Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences.

8.    Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership attributable to the AO LTIP Units shall be equal to zero.

9.    Conversion: From and after the date on which an AO LTIP Unit vests, as set forth herein, it shall be convertible into Partnership Common Units at the election of the Participant. If not converted earlier, the AO LTIP Unit shall be converted on the date that is ten (10) years from the Grant Date (“Mandatory Conversion Date”). Any AO LTIP Units that are vested and have not been converted prior to the Mandatory Conversion Date will automatically be converted on such date. At the time of conversion, the Gross Asset Value of all Partnership assets shall be redetermined as provided in the definition of Gross Asset Value in the Partnership Agreement and the Capital Accounts of all Partners shall be adjusted as provided in the Partnership Agreement (“Book-up”). Based upon such Book-up, the Participant shall receive Partnership Common Units such that the liquidation proceeds form a deemed liquidation of the Partnership would equal the amount that the Participant would have received as a result of holding the AO LTIP Units immediately before the conversion.

10.    Redemption Rights. The Participant shall be able to cause the redemption of the AO LTIP Units, or the applicable Partnership Common Units received as a result of conversion, after three years from the Grant Date. The redemption price shall be reasonably determined by the EC. In the sole discretion of the EC, the EC may calculate a REIT Shares Amount for the AO LTIP Units and adjust it for the Gross Asset Value as of the Grant Date and then apply to resulting number of deemed REIT Shares to the most recent NAV as determined by the Company for its Shares. Such amount shall be paid in readily available funds to the Participant within ninety (90) days of the notice of redemption from the Participant. Following the conversion provided in paragraph 8 above, the adjustment for the Gross Asset Value as of the Grant Date shall not be made, and the applicable REIT Shares Amount shall be calculated for the applicable Partnership Common Units.

11.    Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the AO LTIP Units.

12.    Ownership Information. The Participant hereby covenants that he shall provide all reasonably requested information required for any applicable reporting by the Partnership, including, without limitation, the Code or the requirements of any other appropriate taxing authority. The Participant shall also provide documents reasonably requested by the Partnership.

13.    Taxes. The Partnership and the Participant intend that (i) the AO LTIP Units be treated as a “profits interests” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the AO LTIP Units, the Partnership will book-up the Capital Accounts as provided in the applicable Treasury Regulations using the fair market value (as reasonably determined). The Partnership and the Participant shall treat the Participant as the owner of the AO LTIP Units from the Grant Date and the Participant shall takes into account the applicable allocations of Partnership income, gain, loss, deduction, and credit associated with the AO LTIP Units in computing the Participant's income tax liability for the entire period during which the Participant has the AO LTIP Units. On the Grant Date or at the time that the AO LTIP Units become vested. In connection with the AO LTIP Units the Participant shall receive an annual Form 1065 K-1 reporting such applicable amounts and such form will be filed with the Internal Revenue Service.

14.    Restrictive Legends. If certificates evidencing the Award are issued they may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement.

15.    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of AO LTIP Units shall be made, only in such a manner as to conform to such laws, rules and regulations.

16.    Code Sections 409A and 280G. To the extent applicable, this Agreement shall be interpreted in accordance with Sections 409A and 280G of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement to minimize any impact but in all events consistent with Applicable Law. If Section 409A or

280G is reasonably deemed applicable, the Partnership and the Participant shall cooperate with any plan to reduce the impact of any such application, if reasonably possible without further economic harm to the Participant or the Partnership and in compliance with Applicable Law.

17.    Miscellaneous.

(a)    Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

(b)    Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Partnership.

(c)    Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the Partnership Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. No amendment, supplement, modification, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(d)    Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(e)    Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(f)    Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(g)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts entered into and wholly to be performed within the State of Texas, by Texas residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of Texas.

(h)    Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the Partnership at the Partnership’s address. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Partnership. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to such party. Notice may also be sent by email used by the Partnership to send any information to the Participant for purposes of tax or financial reporting to Participant. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or five business days after deposited in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service or United States Post Office. Any notice sent by email shall be deemed received on the first business day after the email has been sent.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

HARTMAN XX LIMITED PARTNERSHIP,
a Texas limited partnership
By: Hartman XX REIT GP, LLC, a Texas limited liability company
By: Silver Star Property Management, Inc, a Texas corporation

By:____________________________
Name:
Title:

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

_______________________________